EXHIBIT 5.2

313.465.7000

October 4, 2023

Zivo Bioscience, Inc.

21 E. Long Lake Road, Suite 100

Bloomfield Hills, MI 48304

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Zivo Bioscience, Inc., a Nevada corporation (the “Company”), in connection with preparing and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (as amended and supplemented from time to time, the “Registration Statement”) relating to the offer and sale by the Company of up to $8,000,000 in the aggregate sale price of (i) shares (“Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) for some purchasers, in lieu of Shares, pre-funded warrants, each to purchase one share of Common Stock (the “Pre-Funded Warrants”), and (iii) immediately exercisable warrants, each to purchase one share of Common Stock (the “Common Warrants” and collectively with the Pre-Funded Warrants, the “Warrants”), and (iv) the shares of Common Stock underlying the Warrants (the “Warrant Shares,” and together with the Shares and the Warrants, the “Securities”) issuable upon exercise of the Warrants. The Securities are to be offered and sold to the public as described in the Registration Statement and pursuant to the placement agency agreement referred to in the Registration Statement between the Company and the placement agent as referred to in the Registration Statement and named on the signature page thereto (the “Placement Agency Agreement”) and pursuant to a securities purchase agreement referred to in the Registration Statement by and among the Company, the placement named on the signature page thereto and the purchasers signatory thereto (the “Securities Purchase Agreement”).

We have assumed that the sale of the Shares, the Warrant Shares and the Warrants and the exercise price of the Warrants will be at a price established by the Pricing Committee of the Board of Directors of the Company at a price no less than the minimum price authorized by the Board of Directors as of the date hereof, in accordance with the Nevada Private Corporations law. We have also assumed that (i) the Shares, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Placement Agency Agreement and the Securities Purchase Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefore, will be validly issued, fully paid and non-assessable and (ii) the Warrant Shares, when they and the Warrants are offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Placement Agency Agreement, the Securities Purchase Agreement, and the Warrants (including, without limitation, the payment in full of all applicable consideration therefor, including the exercise price, and issuance and delivery to the persons exercising the Warrants of certificates for the underlying Warrant Shares in the form approved by the Company’s Board of Directors), against payment therefore, will be validly issued, fully paid and non-assessable. With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares, and/or anti-dilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued and available for issuance.

Honigman LLP 2290 First National Building 660 Woodward Avenue Detroit, Michigan 48226-3506

1

313.465.7000

We have also assumed that the Company (a) is a corporation validly existing and in good standing under the laws of the State of Nevada, and (b) has the requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Placement Agency Agreement, the Securities Purchase Agreement and the Warrants. We have also assumed that (x) the execution, delivery and performance by the Company of the Placement Agency Agreement, the Securities Purchase Agreement and the Warrants (i) have been duly authorized by all necessary corporate action by the Company, and (ii) do not violate the Articles of Incorporation, as amended, or the Second Amended and Restated Bylaws of the Company or any applicable Nevada law, and (y) the Placement Agency Agreement, the Securities Purchase Agreement and the Warrants have been duly executed and delivered by the Company to the extent such execution and delivery is governed by Nevada law.

We note that various matters concerning the Company and Nevada law are addressed in the opinion letter of Fennemore Craig, P.C., separately filed, and we express no opinion with respect to those matters.

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.

Our opinion is limited solely to matters set forth herein. The law covered by the opinion expressed herein is limited to the internal laws of the State of New York as it relates to the Warrants.

Based upon our examination of such documents and other matters as we deem relevant, we are of the opinion that the Warrants, when offered, sold, issued, duly executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Placement Agency Agreement, the Securities Purchase Agreement and the Warrants, will constitute binding obligations of the Company.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman LLP
Honigman LLP

DJK/IP/AJB/RZK/GSWA

Honigman LLP 2290 First National Building 660 Woodward Avenue Detroit, Michigan 48226-3506

2